Exhibit 99.1

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

AS OF DECEMBER 31, 2011 AND 2010

AND FOR THE YEARS ENDED DECEMBER 2011, 2010 AND 2009

INDEPENDENT AUDITOR’S REPORT

April 2, 2012

Board of Directors

Casedhole Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Casedhole Holdings, Inc. and subsidiary (the “Company”), as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2011, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Casedhole Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and the consolidated results of their operations and cash flows for the years ended December 31, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Certified Public Accountants

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,809,466	$3,413,133
Accounts receivable, net of allowance of $8,850 and $3,676, respectively	25,721,753	10,785,136
Inventory	2,898,425	1,498,668
Prepaid expenses	122,680	479,694
Deferred income tax asset	282,803	205,422

Total current assets	34,835,127	16,382,053

PROPERTY AND EQUIPMENT, net	48,696,087	23,368,020

GOODWILL	23,803,116	23,803,116

DEPOSITS	1,677,858	768,902

DEBT ISSUANCE COSTS, net of accumulated amortization of $135,139 and $619,558, respectively	945,971	618,351

Total assets	$109,958,159	$64,940,442

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable, trade	$11,172,844	$4,161,827
Accrued liabilities	6,928,341	3,260,103
Notes payable, current portion	6,250,000	5,560,715
Capital lease, current portion	1,236,400	—

Total current liabilities	25,587,585	12,982,645

LONG-TERM LIABILITIES:
Notes payable	40,947,146	15,114,285
Capital lease	3,374,873	—
Notes payable to stockholders	—	653,170
Senior preferred stock with variable conversion terms	—	18,138,091
Deferred income tax liability	9,955,426	990,220

Total long-term liabilities	54,277,445	34,895,766

Total liabilities	79,865,030	47,878,411

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ EQUITY:
Common shares, $0.001 par value, 2,000,000 shares authorized; 1,140,251 and 1,136,137 shares issued and outstanding, respectively	1,140	1,136
Capital in excess of par	29,482,180	28,770,531
Stock subscription notes	(232,558)	(440,099)
Retained earnings (deficit)	842,367	(11,269,537)

Total stockholders’ equity	30,093,129	17,062,031

Total liabilities and stockholders’ equity	$109,958,159	$64,940,442

See accompanying notes to these consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31,
	2011	2010	2009
REVENUES –
Service revenue	$128,266,818	$49,651,043	$16,564,744

OPERATING EXPENSES:
Cost of revenue	66,819,237	27,300,071	11,159,146
Selling, general and administrative	29,148,930	16,307,255	8,498,931
Impairment expense	—	—	6,428,946
Depreciation	5,365,013	2,955,266	2,155,220

Total operating expenses	101,333,180	46,562,592	28,242,243

INCOME FROM OPERATIONS	26,933,638	3,088,451	(11,677,499)

OTHER INCOME (EXPENSE):
Interest and other income	26,806	40,243	82,027
Interest expense	(5,094,614)	(4,623,042)	(2,914,549)
Loss on debt retirement	(495,567)	—	—
Gain (loss) on equipment disposal	34,135	(392,260)	(121,976)

Total other expense	(5,529,240)	(4,975,059)	(2,954,498)

INCOME (LOSS) BEFORE TAX	21,404,398	(1,886,608)	(14,631,997)

Income tax benefit (expense)	(9,292,494)	(155,611)	3,149,662

NET INCOME (LOSS)	$12,111,904	$(2,042,219)	$(11,482,335)

See accompanying notes to these consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

	Common Stock		Additional Paid-in	Stock Subscription	Retained Earnings	Total Stockholders’
	Shares	Amount	Capital	Notes	(Deficit)	Equity
BALANCE, JANUARY 1, 2009	1,001,104	$1,001	$22,900,532	$—	$2,255,017	$25,156,550

Equity-based compensation	—	—	39,009	—	—	39,009
Additional common stock issuance	90,075	90	4,053,285	(54,171)		3,999,204
Net loss	—	—	—	—	(11,482,335)	(11,482,335)

BALANCE, DECEMBER 31, 2009	1,091,179	1,091	26,992,826	(54,171)	(9,227,318)	17,712,428

Equity-based compensation	—	—	305,298	—	—	305,298
Additional common stock issuances	43,572	44	1,437,475	(385,928)	—	1,051,591
Restricted stock issuance	1,386	1	34,932	—	—	34,933
Net loss	—	—	—	—	(2,042,219)	(2,042,219)

BALANCE, DECEMBER 31, 2010	1,136,137	1,136	28,770,531	(440,099)	(11,269,537)	17,062,031

Equity-based compensation	—	—	544,083	—	—	544,083
Common stock issued for stock option exercise	2,500	3	102,497	—	—	102,500
Restricted stock issuance	1,614	1	65,069	—	—	65,070
Repayment of stock subscription notes	—	—	—	207,541	—	207,541
Net income	—	—	—	—	12,111,904	12,111,904

BALANCE, DECEMBER 31, 2011	1,140,251	$1,140	$29,482,180	$(232,558)	$842,367	$30,093,129

See accompanying notes to these consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED DECEMBER 31,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,111,904	$(2,042,219)	$(11,482,335)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	5,365,013	2,955,266	2,155,220
Deferred tax expense	8,887,825	145,335	(2,268,854)
Provision for loss on account receivable	5,174	2,436	—
Goodwill impairment	—	—	6,428,946
Amortization of debt issuance costs	257,923	248,335	248,320
Payment-in-kind interest expense	—	1,894,192	280,219
Loss on retirement of debt	495,567	—	—
(Gain) loss on disposal of equipment	(34,135)	392,260	121,976
Stock compensation expense	609,152	340,231	39,009
Changes in operating assets:
Accounts receivable	(14,941,791)	(7,506,167)	1,076,970
Inventory	(1,399,757)	(437,039)	(71,524)
Prepaid expenses	357,014	(378,306)	74,883
Recoverable income taxes	—	847,909	(847,909)
Other assets	(908,956)	(737,723)	264,898
Changes in operating liabilities:
Accounts payable	7,011,017	2,678,421	794,571
Accrued liabilities	5,620,604	2,222,732	(3,518,353)

Net cash provided by (used in) operating activities	23,436,554	625,663	(6,703,963)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(26,338,241)	(12,331,813)	(2,472,164)
Proceeds from disposal of property and equipment	290,570	27,032	—
Acquisition of business	—	—	(1,375,000)

Net cash used in investing activities	(26,047,671)	(12,304,781)	(3,847,164)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes payable, net of issuance cost	—	—	4,537,500
Proceeds from notes payable, net of issuance costs	49,916,536	—	—
Repayment of notes payable	(25,128,670)	(1,900,000)	—
Proceeds from issuance of Senior Preferred Stock	—	13,001,959	—
Repayment of Senior Preferred Stock and accrued dividends	(20,090,457)	—	—
Proceeds from issuance of common stock	102,500	—	3,135,504
Proceeds from stockholder note repayments	207,541	—	—

Net cash provided by financing activities	5,007,450	11,101,959	7,673,004

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,396,333	(577,159)	(2,878,123)

CASH AND CASH EQUIVALENTS, beginning of year	3,413,133	3,990,292	6,868,415

CASH AND CASH EQUIVALENTS, end of year	$5,809,466	$3,413,133	$3,990,292

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$2,716,497	$2,495,454	$2,202,131

Common stock issued for acquisition	$—	$1,000,020	$—

Stock subscription note issuances	$—	$385,928	$54,171

Capital lease acquisitions	$4,611,273	$—	$—

Notes payable to stockholders converted to common stock	$—	$—	$872,871

Notes payable to stockholders converted to Senior Preferred Stock	$—	$3,429,431	$—

See accompanying notes to these consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

Organization

Casedhole Holdings, Inc. (the “Company”), a Delaware corporation, was established on April 1, 2008. The Company conducts its operations through its wholly owned subsidiary Casedhole Solutions, Inc.

Through the operating subsidiary, the Company provides a wide range of well-site services to oil and gas drilling and producing companies including logging, perforating, pressure control, plugging, and pipe recovery services. The Company maintains operations in nine service centers located throughout the major United States onshore oil and gas producing regions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include the recording of the purchase price described in Note 3, fair value of employee restricted common shares and stock options, and the assessment of goodwill for impairment. Actual results could differ from the estimates and such differences could be material.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity date of three months or less at the time of purchase to be cash equivalents.

At times the amount of cash and cash equivalents on deposit in the financial institution exceeds federally insured limits. Management monitors the soundness of the financial institutions and believes the Company’s risk is negligible.

Accounts Receivable

Substantially all of the Company’s accounts receivables are due from various operators of oil and natural gas wells. These receivables are generally uncollateralized. Accounts receivable are stated at the historical carrying amount net of allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on specific customer collection issues the Company has identified. Uncollectible accounts receivable are written off when the Company has determined the balance will not be collected.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventory

The Company’s inventory consists of materials and supplies used in completion or pipe recovery services. The Company values inventories at the lower of cost or market using the first-in, first-out (“FIFO”) method.

Property and Equipment

Property and equipment are recorded at cost. When assets are sold or retired, the applicable costs and accumulated depreciation are removed and any gain or loss is included in other income. Maintenance and repairs are expensed as incurred. Major renewals and improvements are capitalized.

Property and equipment are depreciated based upon the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 5 to 10 years for trucks and equipment, and 3 to 5 years for office equipment, furniture and fixtures. Depreciation expense for fixed assets was $5,365,013, $2,955,266, and $2,155,220 for the years ending December 31, 2011, 2010, and 2009, respectively.

Accounting for the Impairment of Long-Lived Assets

The Company performs reviews for impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. When an impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Assets to be disposed of are recorded at the lower of net book value or fair market value less cost to sell at the date management commits to a plan of disposal. Management believes there was no impairment in its long-lived assets at December 31, 2011, 2010 or 2009.

Goodwill

Goodwill represents the excess of the cost of acquired businesses over the fair market value of their net assets at the dates of acquisition. Goodwill is tested annually for impairment or more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. This determination is made at the reporting unit level. In accordance with newly-released authoritative guidance which the Company elected to early adopt in fiscal year 2011, the Company first assesses qualitative factors relevant in determining whether it is more likely than not that the fair value of its reporting units are less than their carrying amounts. Based on this analysis, the Company determines whether it is necessary to perform a quantitative impairment test. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the amount of any impairment loss to be recognized for that reporting unit is determined using two steps. First, the Company determines the fair value of the reporting unit using a discounted cash flow analysis, which requires unobservable inputs (Level 3) within the fair value hierarchy.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These inputs include selection of an appropriate discount rate and the amount and timing of expected future cash flows. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value. The implied fair value is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with authoritative guidance. The Company has a single reporting unit. The Company has determined that no impairment of goodwill existed at December 31, 2011 or 2010 and $6,428,946 as of December 31, 2009.

Revenue Recognition

The Company generates revenues by providing completion and pipe recovery services and associated equipment, materials, and supplies to its customers. Such revenues are recognized when the services and equipment are provided and when supplies are used.

Income Taxes

The Company records deferred tax assets and liabilities for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the tax rate in effect for the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the year of the enacted tax rate change.

The Company has evaluated its income tax positions, noting no significant uncertain tax positions as of December 31, 2011, 2010, or 2009. No interest or penalties have been accrued or recorded. The Company’s income tax returns for the years ended December 31, 2010, 2009, and 2008 remain open for examination by the respective federal and state taxing authorities.

Concentrations of Credit Risk

During 2011, the Company derived approximately 24% of its revenue from its top customer. As of December 31, 2011, this same customer accounted for 27% of the net accounts receivable balance. Management does not believe that the loss of this customer would have a material adverse effect on the Company’s results of operations or cash flows, as it believes it could locate additional customers.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company believes the carrying value of receivables and accounts and notes payable approximates fair value because of the short maturity of those instruments or the use of market interest rates.

Share-Based Compensation

The Company accounts for all share-based payments to employees, including grants of employee stock options and restricted stock grants, based upon their fair values at grant date, or the date of later modification, over the requisite service period.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications

Certain balances have been reclassified to conform to the 2011 presentation.

3.	BUSINESS COMBINATION

On May 17, 2010, the Company purchased 100% of the outstanding stock of E.M. Hobbs, Inc., a Texas corporation, in exchange for 28,572 shares of the Company’s common stock with a value of $35 per share, resulting in a total acquisition value of $1,000,020. The sole asset of E.M. Hobbs, Inc. was a listing of potential contacts in the Midland, Texas market, where the Company opened an operating district during 2010. The Company recorded the entire purchase price of $1,000,200 to goodwill as no identifiable assets existed. The goodwill is not expected to be deductible for tax purposes. All transaction-related costs (legal, accounting, due diligence, etc.) were expensed.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2011	2010
Wireline units	$25,922,649	$15,023,527
Tools and equipment	24,021,985	9,439,007
Other vehicles	3,078,322	2,256,905
Furniture, fixtures, and office equipment	951,420	551,556
Leasehold improvements	1,995,891	908,822
Construction in progress	3,652,635	921,231
Accumulated depreciation	(10,926,815)	(5,733,028)

	$48,696,087	$23,368,020

5.	NOTES PAYABLE

Wells Fargo Facility

On June 29, 2011, the Company entered into a $45,000,000 senior secured credit facility with Wells Fargo Bank (“Wells Fargo facility”). The Wells Fargo facility includes a term loan, delayed draw term loan, and revolving commitment totaling $20,000,000, $10,000,000 and $15,000,000, respectively. On December 23, 2011, the Company amended the Wells Fargo Facility increasing the term loan, delayed draw term loan, and revolving commitment to $20,000,000, $15,000,000, and $25,000,000, respectively. As of December 31, 2011, the outstanding balances were $18,000,000, $10,000,000, and $9,197,146, respectively. The amount available under the revolving commitment is limited by the borrowing base which is determined as a percentage of working capital and inventory accounts. As of December 31, 2011, the borrowing base totaled $22,475,167. The Company is required to make quarterly principal payments on the term loan of $1,000,000 beginning September 30, 2011. Beginning June 30, 2012, the Company is required to make quarterly principal payment on the delayed draw term loans equal to 1/20th of the outstanding balance as of June 29, 2012. All remaining outstanding balances mature on June 20, 2015.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Wells Fargo facility accrues interest at either prime rate or LIBOR rate plus an applicable margin based on the total leverage ratio. The Company is subject to a unused commitment fee on both the delayed draw term loan and the revolving credit line ranging from 0.50%—0.75% of the unused balance. As of December 31, 2011, the effective interest rate and unused commitment fee was 3.77% and 0.625%, respectively.

The Company is subject to certain financial covenants including fixed charge ratio, leverage ratios and minimum EBITDA thresholds. As of December 31, 2011, the Company was in compliance with all debt covenants. Substantially all of the assets of the Company are pledged as collateral.

Senior Subordinated Notes

On June 29, 2011, the Company entered into a $10,000,000 senior subordinated note with BNY Mellon-Alcentra Mezzanine III, L.P. (“subordinated notes”). The subordinated notes accrue interest at a fixed rate of 14% and mature on June 29, 2016. The Company is subject to a prepayment penalty equal to 3%, 2% and 1% of the principal reduction until June 20, 2012, 2013, and 2014, respectively.

The Company is subject to certain financial covenants including fixed charge ratio, leverage ratios and minimum EBITDA thresholds. As of December 31, 2011, the Company was in compliance with all debt covenants.

NewStar Facility

On June 25, 2008, the Company entered into a long-term financing arrangement with NewStar Financial, Inc. (“NewStar facility”), a Boston-based commercial finance company. The NewStar facility includes term loans as well as a line of credit for a total principal balance not to exceed $31,000,000. The balance outstanding at December 31, 2010 was $20,675,000. On June 29, 2011, the Company repaid all outstanding balances and accrued interest.

Note Payable to Stockholders

As part of the sale of the majority ownership to Intervale in 2008, a group of the stockholders agreed to take notes payable in the total amount of $4,400,000. These notes were convertible to shares of common stock in the event the Company sells or issues additional equity. The conversion price was equal to the share price of the new equity issuance. During 2010, the holders of the stockholder notes elected to convert $3,429,431 of the outstanding principal balance on their notes to Senior Preferred Stock. On June 29, 2011, the Company repaid all outstanding balances and accrued interest.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intervale Note

On January 20, 2011, the Company entered into a $1,800,000 subordinated convertible note with Intervale Capital Fund, a related party. The note accrues interest at a fixed rate of 9% and matures on December 31, 2013. During the period outstanding, Intervale could convert the entire principal and accrued interest into common shares based upon fair value at time of conversion. On June 29, 2011, the Company repaid all outstanding balances and accrued interest.

6.	CAPITAL LEASE OBLIGATIONS

On December 12, 2011, the Company leased 17 cranes under a capital lease expiring on June 15, 2015. Minimum future rental payments under those non-cancelable leases are as follows for the years ending December 31, 2011:

2012	$1,438,885
2013	1,438,885
2014	1,438,885
2015	719,443

Total minimum lease obligations	5,036,098
Less: Amounts representing interest (at implied rate of 5%)	(424,825)

Present value of net minimum capital lease payments	4,611,273
Less: Current installments of obligations under capital leases	(1,236,400)

Obligations under capital leases, less current installments	$3,374,873

Assets under capital lease have a carrying value of $4,611,273, less accumulated amortization of $0 at December 31, 2011.

7.	COMMON STOCK TRANSACTIONS

In December 2009, the Company completed a capital call totaling $4,008,375 from its stockholders to satisfy the requirements of its debt restructuring with NewStar Financial (see Note 5). The Company issued 89,075 shares at $45.00 per share. A portion of the stockholders converted $872,871 of their outstanding note payable in lieu of paying cash.

On April 20, 2009, the Company issued 1,000 shares at $45.00 per share for a total of $45,000 to an employee.

During 2010, three new executives were allowed to purchase common stock upon acceptance of their employment with the Company. The purchase price was $25, $35, $45 per share, respectively, which represented the estimated fair value at the time of issuance. Of the $437,500 capital contribution, the employees were issued stock subscription notes totaling $268,750. The stock subscription notes accrue interest at 6%. The maturity dates for stock subscription notes totaling $43,750 and $100,000 are June 1, 2014 and July 31, 2014, respectively. The remaining balance shall be repaid with 50% of the employee’s annual bonus until paid in full or April 30, 2014. During 2011, the employees repaid $207,541 of principal and accrued interest. The stock subscription notes have been presented as a reduction to shareholders’ equity.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2011, the Company issued 2,500 common shares to employees upon exercise of stock options for total proceeds of $102,500. Based on a $60 common share price, the intrinsic value totaled $47,500.

On April 24, 2010 and December 27, 2010, the Company issued 2,000 and 1,000 restricted common shares, respectively, to its President. The Board of Directors determined the fair value to equal $25 and $50 per share, respectively, based on the market approach using EBITDA and market multiples for comparable companies. The restricted common shares vest one year from grant date. During 2011 and 2010, the Company recognized compensation costs of $65,070 and $34,933, respectively, in selling, general and administrative expenses.

8.	PREFERRED STOCK TRANSACTIONS

During 2010, the Company designated and authorized 200,000 shares of Preferred Stock titled 22% Senior Cumulative Redeemable Preferred Stock (“Senior Preferred Stock”). The Senior Preferred Stock has a par value of $0.001 and liquidation preference of $108 per share. The Senior Preferred Stockholders are entitled to a 22% cumulative preferred dividend and no voting rights. The Company can redeem the Senior Preferred Stock at any time for an amount equal to the liquidation preference plus accrued dividends. In the event redemption did not occur within approximately one year from issuance, the Senior Preferred Stock and accrued dividends would have been converted to common shares at the current fair value of common shares as determined by the Board of Directors. Since the number of common shares issuable upon conversion is variable, the Senior Preferred Stock was presented as a long-term liability at December 31, 2010.

On May 13, 2010, the Company issued 100,000 shares of Senior Preferred Stock. The issuance resulted in cash proceeds of $8,230,537, conversion of $2,469,131 notes payable to stockholders and issuance of a $100,332 stock subscription note to an employee. The stock subscription note accrues interest at 6% and matures on May 13, 2014. On September 16, 2010, the Company issued 51,509 shares of Senior Preferred Stock. The issuance resulted in cash proceeds of $4,602,672 and conversion of $960,300 notes payable to stockholders.

On June 29, 2011, the Company retired 124,553 shares of Senior Preferred Stock and accrued preferred dividends for $16,550,000. On October 3, 2011, the Company retired 26,956 shares of Senior Preferred Stock and accrued preferred dividends for $3,540,000.

9.	STOCK OPTION PLAN

The 2008 Equity Incentive Plan (the “Equity Incentive Plan”) provides for the granting of incentive stock options to purchase shares of the Company’s common stock to key employees. The 2008 Equity Incentive Plan, as amended on April 29, 2011, authorizes the issuance of options to purchase up to an aggregate of 150,000 shares of common stock with maximum option terms

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of eight years from the date of the grant. The grant allows eligible individuals to purchase shares of common stock at an exercise price equal to the fair market value of the stock at the date of the grant. The Board approved the Equity Incentive Plan on October 31, 2008. As of December 31, 2011, 22,683 options remained to be granted under this plan.

The following is a summary of option activity under the plan discussed above:

	Number of Shares	Weighted Average Exercise Price
Options outstanding at January 1, 2009	5,456	$27.60
Options granted during 2009	5,000	45.00

Options exercisable at January 1, 2010	10,456	$35.92
Options granted	112,361	34.29

Options outstanding at December 31, 2010	122,817	34.42

Options exercisable at December 31, 2010	2,091	$35.92
Options granted	4,500	54.44
Options exercised	(2,500)	(41.00)
Options forfeited	(4,500)	(38.33)

Options outstanding at December 31, 2011	120,317	34.90

Options exercisable at December 31, 2011	30,864	$33.73

The estimated fair value of the options granted during the years ended December 31, 2011, 2010 and 2009 was calculated using a Black-Scholes option-pricing model. During 2011, 2010, and 2009 the weighted average fair value of options granted totaled $25.95, $17.75, and $24.99, respectively. The following table summarizes the weighted average assumptions used in the Black-Scholes model for options granted during the year ended December 31:

	2011	2010	2009
Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	62%	61%-63%	69.0%
Risk-free interest rate	1.0%	4.5%	4.5%
Expected life (in years)	4	4	4
Weighted average grant-date fair value per common share	$54.44	$34.29	$45.00

The Company has not paid dividends historically, and has no plans to do so in the foreseeable future, thus the dividend yields are estimated at zero percent. Expected volatility is based on an average of historical volatility rates based upon publicly traded companies within the oil and gas service industry. Management believes that these average historical volatility rates are currently the best available indicator of expected volatility. The risk-free interest rate is the implied yield available for zero-coupon U.S. government issues with a remaining term of five years. The expected lives represent management’s estimate of the period during which the options will be outstanding.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The options outstanding at December 31, 2011 have a weighted average remaining contractual life of 6.42 years. Unrecognized compensation costs related to non-vested options amounted to $1,363,029 as of December 31, 2011, which is expected to be recognized over the remaining requisite service period of 2.46 years. During 2011, 2010, and 2009, the Company recognized $544,083, $305,298, and $39,009, respectively, of stock compensation expense included in selling, general, and administrative expenses.

10. RELATED PARTY TRANSACTIONS

The Company entered into a management agreement with Intervale on June 25, 2008 in which the Company was required to compensate Intervale $29,167 per month in management fees in exchange for advisory services with respect to ongoing business management of the affairs of the Company and review and analysis of financial and strategic alternatives available to the Company through the earlier of June 30, 2018 or termination in accordance with terms of the agreement subject to automatic renewal provisions. Throughout 2009, this management fee was progressively reduced to $0. Beginning in March 2010, the management fee was reinstated at $29,167 per month. Additionally, the Company will reimburse Intervale for all out-of-pocket expenses incurred in relation to services provided under this agreement. The Company paid Intervale a total of $394,862, $336,306, and $283,678 in management fees and expense reimbursements during 2011, 2010, and 2009, respectively. As of December 31, 2011 and 2010, the Company owed Intervale $71,847 and $1,529, respectively, for expense reimbursements.

On May 17, 2010, the Company entered into a five-year employment agreement with Mr. Hobbs, former owner of E.M. Hobbs, Inc. (see Note 3, Business Combination). The agreement includes an annual salary and one-time signing bonus of $1,000,000. The signing bonus and associated payroll taxes paid by the Company were to be repaid to the Company in the event Mr. Hobbs terminated his employment prior to May 17, 2011. During 2011 and 2010, the Company has recognized $382,572 and $636,688, respectively, of compensation expense related to the bonus for services.

The Company has entered into multiple agreements with entities owned by members of management to lease buildings, office space and cranes, as well as general business services. For the years ended December 31, 2011, 2010, and 2009, the Company incurred $1,119,976, $740,022, and $753,499, respectively, in expenditures with respect to these parties.

11. INCOME TAXES

Income tax expense differs from the amount computed by applying the federal income tax rate to income before income taxes in 2010 primarily as a result of Senior Preferred Stock dividends, depreciation, and state income taxes. In 2011, the difference is primarily due to Preferred Stock dividends, depreciation, and state income taxes. Components of income tax (expense) benefit consist of the following:

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	December 31,
	2011	2010	2009
Current:
Federal	$—	$—	$778,339
State	(338,762)	(10,276)	102,469
Foreign	(65,908)	—	—

	(404,670)	(10,276)	880,808

Deferred:
Federal	(7,371,511)	(110,691)	1,971,896
State	(1,516,313)	(34,644)	296,958

	(8,887,824)	(145,335)	2,268,854

Total	$(9,292,494)	$(155,611)	$3,149,662

The following is a summary of the significant components of the Company’s deferred tax assets and (liabilities):

	December 31,
	2011	2010
Current deferred tax assets:
Compensation expense differences and other	$282,803	$205,422

Noncurrent deferred tax assets (liabilities):
Net operating loss	$5,361,692	$5,336,126
Depreciation	(15,775,440)	(6,362,782)
Stock options	357,442	144,110
Tax credits and other	100,880	(107,674)

	(9,955,426)	(990,220)

Net deferred tax liability	$(9,672,623)	$(784,798)

At December 31, 2011, the Company has net operating loss carryforwards for federal income tax purposes of approximately $14,168,000, of which approximately $29,000 was generated from the benefit of stock options. When these benefits are realized, they will be credited to capital in excess of par. The net operating loss carryforwards will begin to expire in 2030.

12. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is committed under various operating lease agreements primarily related to office space and equipment. Generally, these leases include renewal provisions and rental payments, which may be adjusted for taxes, insurance and maintenance related to the property. Total rent expense incurred under operating leases was approximately $3,456,013, $2,190,353, and $1,265,000 for the years ended December 31, 2011, 2010, and 2009, respectively. Future minimum rental commitments under non-cancelable operating leases are as follows:

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2012	$5,945,394
2013	4,968,101
2014	3,756,668
2015	2,249,847
Thereafter	5,738,277

$22,658,287

The Company has employment agreements with several key officers and employees which require payment of a year of salary if such employees are terminated without cause. The maximum potential obligation is $1,254,000 as of December 31, 2011.

The Company may, from time to time, be involved in various claims, lawsuits, disputes with third parties, or breach of contract incidental to the operations of its business. The Company is not currently involved in any litigation which it believes could have a materially adverse effect on its financial condition or results of operations.

13. SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 2, 2012 the date that these financial statements were available for issuance. There were no material subsequent events as of that date.

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